UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2010, Richardson Electronics, Ltd. (the “Company”) and certain of its subsidiaries entered into a Fifth Amendment (the “Credit Agreement Amendment”) to the Revolving Credit Agreement (the “Credit Agreement”) by and among the Company, certain of its subsidiaries, the lenders party thereto, and JP Morgan Bank, N.A., as administrative agent.

The Credit Agreement Amendment reduces the Aggregate Commitment for the revolving credit facility under the Credit Agreement from $25.0 million to $20.0 million.

The Credit Agreement Amendment also extends the termination date of the Credit Agreement from July 31, 2010, to October 31, 2011, or any earlier date on which the Aggregate Commitment is reduced to zero or the Credit Agreement is otherwise terminated pursuant to its terms.

Pursuant to the Credit Agreement Amendment, the Company and certain of its subsidiaries cannot make any payment upon any principal of any subordinated debt, including by means of repurchasing outstanding debentures and/or shares of stock of the Company and such subsidiaries, unless (i) no default has occurred and is continuing under the Credit Agreement as of the date of repurchase or will occur as a result of such repurchase, (ii) the representations and warranties under the Credit Agreement are true and correct and will remain true and correct after giving effect to such repurchase, and (iii) the aggregate of (A) the excess of the amount of the Borrowing Base over outstanding Loans and other Advances; and (B) the amount of cash and cash equivalents held by the Company and its subsidiaries on a consolidated basis and measured as of the last day of the fiscal month prior to the intended date of repurchase will be at least $25.0 million.

This description of the Credit Agreement Amendment is qualified in its entirety by the text of the Credit Agreement Amendment which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 4, 2010, the Company notified the holders of the Company’s 7 3/4% Convertible Senior Subordinated Notes due 2011 (the “Notes”) that it has elected to redeem $14,000,000 in aggregate principal amount outstanding. The Notes will be redeemed on May 14, 2010 (the “Redemption Date”). The Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date. The Notes were issued pursuant to the Indenture, dated as of February 14, 2005, by and between the Company and Law Debenture Trust Company of New York, a New York banking corporation, as Trustee (as successor to JPMorgan Trust Company, National Association), in the original aggregate principal amount of $44,683,000. As of May 4, 2010, and including the principal amount to be redeemed, $33,833,000 in aggregate principal amount of the Notes was outstanding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fifth Amendment to Revolving Credit Agreement, dated as of April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: May 5, 2010	By:	/S/ KATHLEEN S. DVORAK
	Name:	Kathleen S. Dvorak
	Title:	Executive Vice President, Chief Financial Officer